Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated November 22, 2011, relating to the financial statements and financial highlights which appear in the September 30, 2011 Annual Reports to Shareholders of the Loomis Sayles Bond Fund, Loomis Sayles Fixed Income Fund, Loomis Sayles Global Bond Fund, Loomis Sayles High Income Opportunities Fund, Loomis Sayles Inflation Protected Securities Fund, Loomis Sayles Institutional High Income Fund, Loomis Sayles Intermediate Duration Bond Fund, Loomis Sayles Investment Grade Fixed Income Fund, Loomis Sayles Securitized Asset Fund, and Loomis Sayles Small Cap Value Fund, each a series of Loomis Sayles Funds I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLC

Boston, Massachusetts

January 26, 2012